As filed with the Securities and Exchange Commission on June 10, 2014

Registration No. 333-188469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3414553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

519 North Pierce Avenue

Lancaster, Ohio 43130

(740) 681-2500

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Sam A. Solomon

Chief Executive Officer

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, Ohio 43130

(740) 681-2500

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Carol Anne Huff

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (“Post-Effective Amendment No. 3”) is filed by EveryWare Global, Inc. (the “Company”), and amends the registration statement initially filed on Form S-4 (File No. 333-188469) with the Securities and Exchange Commission (the “Commission”) on May 9, 2013, which was subsequently amended by Post-Effective Amendment No. 1 on Form S-3, which was filed with the Commission on June 11, 2013 (the “Registration Statement”), registering securities of the Company to be issued upon the exercise of warrants that were issued by ROI Acquisition Corp., the Company’s predecessor, using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended. Because the Company no longer satisfies the eligibility requirements of Form S-3, the Company has filed this Post-Effective Amendment No. 3 on Form S-1 to deregister all of the 5,838,334 shares that remain unsold under the Registration Statement.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of common stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, State of Ohio, on June 10, 2014.

EVERYWARE GLOBAL, INC.

By:	/s/ Sam A. Solomon
Sam A. Solomon
Chief Executive Officer
(Principal executive officer)

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

3